Exhibit 10.2

FORM OF AMENDMENT TO
EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is entered into this ____ day of December, 2010 between SM Energy Company (f/k/a St. Mary Land & Exploration Company), a Delaware corporation (“SM Energy”), and A. J. “Tony” Best (“Best”).  It amends the Employment Agreement between SM Energy and Best dated May 1, 2006.

1. Amendment to Agreement.  The last sentence of Section 10 is hereby deleted and replaced with the following two sentences:

In particular, with respect to the severance payments provided for under Section 9 of this Agreement, such severance payments that would otherwise be made during the Section 409A Six-Month Waiting Period shall be paid in one lump sum upon the expiration of the Section 409A Six-Month Waiting Period, together with simple interest on the amount of each deferred payment at the short term applicable federal rate as of the date of the separation of Best from employment.  For purposes of this Agreement, “termination of employment,” “separation from service” or similar language means separation from service by Best from SM Energy for any reason whatsoever within the meaning of Code Section 409A and Treasury Regulation § 1.409A-1(h).

2. Incorporation of Amendment and Remainder of Agreement.  The terms and provisions of Section 1 of this Amendment are hereby incorporated into the Agreement and, except for the amendment provisions herein contained, all of the terms and provisions of the Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment.  To the extent that the terms and provisions of this Amendment conflict with the terms and provisions of the Agreement, the terms and provisions of this Amendment shall control.

3. Execution in Counterparts and Delivery of Signature Pages.  This Amendment may be executed in counterparts and signature pages may be delivered by email or facsimile transmission.

IN WITNESS WHEREOF, this Amendment to the Employment Agreement is hereby duly executed by each party on this ______ day of December, 2010.

AGREED:

SM ENERGY COMPANY,
a Delaware corporation

By:
John R. Monark, Vice President-Human Resources

By:
A. J. “Tony” Best